                                                                   Exhibit 10.27

                             DISTRIBUTION AGREEMENT

This agreement is made and entered into this 11th day of February, 2002 (the "Effective Date") by and between T/R Systems, Inc., a corporation organized and existing under the laws of Georgia, U.S.A., with its principal place of business at 1300 Oakbrook Drive, Norcross, GA 30093 (hereinafter referred to as "Seller") and Canon U.S.A., Inc., a corporation organized and existing under the laws of the State of New York, with its place of business at One Canon Plaza, Lake Success, New York 11042 (hereinafter referred to as "Buyer").

                                    RECITALS:

         a. Seller has designed and developed, and currently assembles, distributes and sells, a proprietary commercial printing system known as the MICROPRESS(R).

         b. Seller has proprietary skills, know-how, technology, inclusive of trade secrets and other know-how, and patent rights applicable to the product architecture, development, design, assembly, manufacturing, connectivity, production and distribution of the MICROPRESS(R) commercial printing system.

         c. Buyer desires to: (i) distribute Systems incorporating Buyer network printer/copier devices identified in Schedule 1 ("Printers"), (ii) purchase certain equipment assembled by Seller for incorporation into such Systems, and (iii) have the right to sell or otherwise distribute such Systems (whether connected to a Printer or distributed separately) in the Territory under the trademarks and logos of Seller.

         d. To accommodate the foregoing matters, and to affect certain matters and undertakings between Seller and Buyer, such parties have entered into this Agreement.

                  NOW, THEREFORE, the parties hereby agree as follows:

1. DEFINITIONS.

         1.1 "Confidential Information" means information disclosed by either party to the other during the term of this Agreement including, but not limited to, technical or non-technical data, Know-how, trade secrets, skills and processes, designs, drawings, documentation, software (regardless of form or media), machinery, prototypes, methods, concepts, facilities, research, development and business activities, whether obtained or disclosed orally or in writing or through observation, but excluding any such information which (i) is publicly available through no fault of the receiving party; (ii) is in the receiving party's possession free of any obligation of confidence to the disclosing party at the time it was communicated to the receiving party; (iii) is received independently from a third party who is free to disclose such information; (iv) is demonstrated to have been subsequently and independently developed by the receiving party without the use of Confidential Information of the disclosing party; (v) is disclosed after receiving written approval of disclosing party; or (vi) is disclosed to a third party by the disclosing party without an obligation of confidentiality]. Notwithstanding the foregoing, in order to be considered Confidential Information, tangible information must be marked with the words "confidential" or "secret" or with words of similar import. Non-tangible information must be reduced to writing by the disclosing


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* Confidential information has been omitted and filed separately with the
  Commission.
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party, which writing must describe the information as confidential or secret and must be delivered to the recipient party within thirty (30) days of the date of disclosure. Notwithstanding the foregoing, information supplied by Seller relating to the Systems and not so marked or reduced to writing shall be presumed to be Confidential.

         1.2 "Customer" means any Person that acquires Systems from Buyer for its own use or for sale, lease or other disposition (e.g., an OEM or distributor).

         1.3      "Deliverables" has the meaning set forth in Section 3 hereof.

         1.4 "Development Agreement" means the agreement entered into between Canon Inc. and Seller.

         1.5 "End User" means a Person that acquires a System directly from Buyer or indirectly from a Customer of Buyer, and uses the System for any purpose other than resale or further distribution.

         1.6 "Improvement" means any and all derivatives, improvements or betterments of the Seller Intellectual Property Rights made by Seller or any other Person, including all intellectual property rights pertaining thereto, including patent rights, copyright rights, trade secrets, Know-how or similar rights recognized under applicable law.

         1.7 "Know-how" means knowledge, information, inventions (other than those embodied in the Patent Rights), trade secrets and systems used in the design, development, manufacture, assembly, servicing or testing of the MICROPRESS(R) commercial printing system.

         1.8 "Seller Intellectual Property Rights" means the following rights, knowledge, know-how and similar intellectual property owned by Seller and used in the design, development, manufacture, assembly, servicing or testing of the System or any portion thereof:

                  (a)      Patent Rights;

                  (b) Copyrights and applications therefor (including the right to make derivative works);

                  (c)      Trade secrets;

                  (d)      Know-how and any other proprietary information; and

                  (e)      All Improvements

         1.9      "Buyer Orders" has the meaning set forth in Section 6 hereof.

         1.10 "Patent Rights" means all Seller domestic and foreign patents (including applications therefor) and all divisions, continuations, continuations-in-part, re-examinations and reissues or extensions thereof, whether now or hereafter issued, containing a claim or claims in whole or in part relating directly or indirectly to the design, development, use or manufacture of the System or any portion thereof and the processes and methods associated therewith, and all Improvements thereto that become the subject of a patent application.

         1.11 "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government, governmental agency or any other entity.


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* Confidential information has been omitted and filed separately with the
  Commission.

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         1.12     "Specifications" means those specifications for Deliverables and Products set forth in the Development Agreement.

         1.13 "Subsidiary" means a corporation or other entity of which more than 50% of the shares of the outstanding stock (representing the right to vote for the election of directors or other managing authority) are now or hereafter owned or controlled, directly or indirectly, by a party hereto, but such corporation or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

         1.14 "System" means commercial printing systems to be assembled for Buyer pursuant to the license and incorporating the Deliverables, all as more particularly described on Schedule 1 hereto, or as used herein as context may require, any portion thereof.

         1.16 "Technical Assistance" means the technical assistance set forth in Section 4.2.

         1.17     "Term" shall be three (3) years, commencing upon the Effective
Date.

         1.18 "Territory" shall mean the United States, the Caribbean and Guam.

2. SYSTEM DISTRIBUTION RIGHTS.

         2.1 Rights and Appointment. Subject to the terms and conditions hereof, Seller agrees to sell Systems to Buyer and to accept Buyer's Orders (as defined in Section 6 hereinbelow) for Systems under the terms and conditions of this Agreement. Furthermore, Seller hereby grants to Buyer the right to market, sell, lease, promote, advertise and otherwise distribute documentation (which may be modified, reproduced and distributed) and Systems, which Systems include Deliverables, purchased from Seller hereunder. Such Systems may be sold to Customers who are not End Users for resale to End Users. This right and appointment is non-exclusive. [ * ]

         2.2 Labeling; Use of MicroPress(R) Trademark. Buyer shall apply to the Systems manufactured for sale by or for Buyer to Customers a statement reasonably located and sized, identifying the fact that the Systems were developed using and include Seller Intellectual Property Rights, proprietary to Seller and, as applicable, are subject to patents or patents pending, and which shall identify by number any issued patents which are part of the Patent Rights. Such statement, and its proposed location and size, shall be submitted to Seller by Buyer in advance of its use for pre-approval by Seller, which approval shall not be unreasonably withheld. Furthermore, during the term hereof, Buyer may use the trademark MicroPress(R), and Seller hereby grants a non-exclusive license to Buyer for such purpose; however, except as stated in Section 11.3 herein, Buyer may not continue to affix the trademark MicroPress(R) to Buyer products after the effective date of expiration or cancellation of this Agreement. All usage of such trademark, including any display thereof and the artwork comprising same, and location and size, thereof must be approved in advance by Seller, which approval shall not be unreasonably withheld. This trademark may only be used on products assembled with or incorporating the Deliverables purchased and licensed hereunder and for promotion and advertising therefor in the Territory.

         2.3 Labeling; Use of Canon Trademark. Buyer requests and Seller agrees to provide certain markings and identification, which includes the trademark(s) and/or trade name of Buyer, on the


                                  Page 3 of 23


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  Commission.

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Systems ordered and delivered to Buyer. Such markings and identification shall be strictly in accordance with the requirements of Buyer as set forth in Buyer's Trademark Guidelines, as provided to Seller and as may be updated from time to time by Buyer. Seller is not authorized to use the trademark(s) and trade names of Buyer on any products, other than Systems ordered by and delivered to Buyer, or for any other purpose. Seller is hereby granted a limited trademark license with respect to the Buyer trademarks set out in the above-mentioned markings and identification, solely for the above-mentioned use. All other use is prohibited. This license shall terminate on the earlier of termination of this Agreement or failure of Seller to maintain the quality requirements set out in this Agreement. Seller shall obtain no rights to or interest of any kind in any Buyer trademarks or trade names other than the limited right to use set out above.

         2.4 Reservation of Rights. Nothing in the Agreement shall prevent Buyer from manufacturing or procuring from other sources like or comparable products.

3. DELIVERABLES.

         3.1 Defined. For each System purchased hereunder, Seller shall deliver, in accordance with purchase orders issued by Buyer, the servers, software, documentation in electronic form and related technology and communications hardware (the "Deliverables"). "Products" shall have the same meaning as Deliverable and these terms shall be interchangeable.

         3.2 Delivery. The Deliverables shall include, as appropriate, certain documentation related thereto prepared by or for Seller. The Deliverables shall be delivered F.O.B. Seller's locations in Norcross, Georgia, U.S.A. All risk of loss shall be conveyed and passed to Buyer upon delivery of the Deliverables at Seller's facility to Buyer or its carrier or other agent. To the extent any of the Deliverables includes Seller Intellectual Property Rights, including without limitation, software, codes, Know-how, Patent Rights, Licensed Intellectual Property Rights and other such rights, no title will pass to Buyer (although End Users will be afforded a software license as provided in Section
8.4 hereof). Title will pass to Buyer upon delivery as to server, other hardware, media and other items included within the Deliverables which do not constitute nor comprise Seller Intellectual Property Rights.

4. FEES AND PRICES.

         4.1 Product Purchase Price. Product purchase prices for Deliverables shall be as provided on Schedule 1 (the "Price List") for the Term of this Agreement. Seller shall be entitled to add new options, servers, software and products to the Price List after mutually agreeing upon pricing with Buyer, and Buyer shall be entitled to purchase such new Deliverables under the terms and conditions of this Agreement. Seller may, from time to time, revise the Price List. Any change in the Price List will be effective as to Buyer Orders received [ * ] days after the issuance of such revision, which has been mutually agreed upon by the parties.

         4.2 Consulting, Training Compensation. As compensation for post-launch consulting and training required to be provided in addition to Technical Assistance, Buyer shall pay Seller consulting and/or training fees, set forth in Schedule 2, attached hereto and incorporated herein by reference. In addition, Buyer shall reimburse, at cost, Seller's travel and living expenses incurred in connection with such consulting and training as reasonably incurred. Such travel and living expenses shall be pursuant to Buyer's T&E policy, which shall be provided to Seller and may be changed by Buyer from time to time. All invoices submitted for reimbursement must be accompanied by appropriate substantiation. The fees shall be subject to adjustment only by the mutual written agreement of the parties. For clarification


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  Commission.

purposes, "post-launch" shall commence on the day after the first shipment of Deliverables to Customers.

5. PAYMENTS.

         Payments for license fees and equipment purchase price amounts in respect of the Deliverables for consulting and training and for maintenance shall be due and payable by Buyer net [ * ] days from the date of invoice [ * ]. A late payment charge of one and one half percent (1.5%) per month shall be charged upon undisputed unpaid balances due for more than [ * ] days, provided that Seller has notified Buyer in writing of such delinquency. In the event such a delinquency in payment by Buyer extends for more than [ * ] days from Seller's written notice thereof, Seller reserves the right to request advance payment of Buyer Orders until the delinquency is remedied by Buyer. All pricing and fees under this Agreement are exclusive of taxes. Except for taxes based on Seller's net income, Buyer shall pay any national, federal, state, county, local or other governmental taxes, fees or duties now or hereafter imposed on the licensing, export, use or possession of the Deliverables or any other transaction contemplated by this Agreement, as well as any penalties or interest thereon. Notwithstanding anything in this Agreement to the contrary, if, under any applicable law, Buyer is required to withhold tax or any other amount from any payment to Seller, the amount due to Seller shall be increased to the amount Seller would have received if no withholding had been required.

6. BUYER ORDERS.

         6.1 Monthly Forecasts and Purchase Orders. Each month, Buyer shall submit to Seller a [ * ] forecast of its expected orders for products. The first forecast will be submitted [ * ] days in advance of the first month's order for products. Buyer shall also issue written purchase orders ("Buyer Orders") to Seller for Deliverables. All Buyer Orders shall specify: (a) the quantities and descriptions of the Deliverables ordered; and (b) requested delivery dates and shipping instructions. All forecasts and Buyer Orders are hereby deemed confidential and may not be disclosed except in order for Seller to fulfill its obligations hereunder.

         6.2 Cancellation and Rescheduling. Monthly forecasts shall specify forecasted order quantities by month with the first (most current) month's Deliverables quantity being firm. Buyer may cancel any purchase order in whole or in part in accordance with the lead-times and changes set forth in the following schedules.

         Number of Days Between                      Charge
         Receipt of Cancellation and
         the Scheduled Shipment Date

         60 Days or Over                             [ * ]
         31-59 Days                                  [ * ]
         0-30 Days                                   [ * ]

         With advance consent of Seller, Buyer may delay shipment of scheduled Deliverables one time for a maximum of [ * ] days subject to the lead-time and charges set forth in the following schedules:


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* Confidential information has been omitted and filed separately with the
  Commission.

         Number of Days between                  % of Units            Maximum
         Receipt of Notice of Rescheduling       Rescheduled           Days Unit may
         and the Scheduled Shipment Date         [ * ]                 be Rescheduled

         60 Days or More                         [ * ]%                [ * ] Days
         31-59 Days                              [ * ]%                [ * ] Days
         0-30 Days                               [ * ]%                [ * ] Days

It is hereby agreed that any and all cancellation charges set forth in the Section shall constitute Buyer's sole liability for same.

         6.3 Order Acknowledgment and Acceptance/Rejection. The terms and conditions of this Agreement shall apply to all Buyer Orders submitted to Seller and supersede any different or additional terms contained on Buyer's Orders or Seller's order acknowledgments or other similar documents. All Buyer Orders are subject to acceptance, which acceptance shall not be unreasonably withheld by Seller, by issuance of an order acknowledgement or similar document. Notwithstanding the foregoing, Buyer Orders conforming to the requirements of this Agreement, which are not rejected by Seller within [ * ] days of receipt, shall be automatically be deemed accepted by Seller. Seller shall use best efforts to meet the delivery dates of accepted Buyer Orders. Seller shall immediately notify Buyer, in writing, of any anticipated delay in meeting the delivery schedule, stating the reasons for the delay. If Seller's delivery fails to meet the committed delivery schedule, then Seller, upon Buyer's sole option, shall expedite the routing at Seller's sole expense, however, if Seller's delivery fails to meet the schedule by in excess of [ * ] days, then Buyer, at its sole option and without penalty or any additional expense of any kind, may
(i) require Seller to expedite the routing by the fastest available commercial carrier, (ii) reschedule to delivery, or (iii) cancel the order in whole or in part with no penalty or charge of any kind. Buyer shall have the right to inspect Deliverables after delivery by Seller and to reject nonconforming or defective Deliverables within [ * ] days of the date of actual arrival at the delivery premises set forth in the shipping instructions by requesting a Return Material Authorization number from Seller and returning the defective or nonconforming Deliverables to Seller, freight collect, F.O.B. Customer's shipping dock. Seller shall, at its sole option and expense, either repair or replace the defective nonconforming Deliverables and return them as directed, freight prepaid, F.O.B. Seller's shipping dock, Norcross, Georgia. Seller shall not be responsible for any expediting expenses that may result from orders from Buyer that exceed Buyer's forecast for the applicable [ * ] day period or the applicable [ * ] day period.

         6.4 Inventory. Seller agrees to use commercially reasonable efforts to carry in "safety stock" a minimum of [ * ] supply (as set forth on the latest monthly forecast) of completed Deliverables to accommodate any unforeseen or expedited demand on the part of Buyer.

         6.5 Packing Instruction. All Deliverables shall be packaged and prepared for shipment in a manner which (i) follows Buyer's packaging and routing guidelines, provided such guidelines follow commercially reasonable standards, a copy of which will be provided to Seller, (ii) follows good commercial practice, (iii) is acceptable to common carriers for shipment and
(iv) is adequate to ensure safe arrival. Seller shall mark the outside of each shrink wrapped pallet with the applicable Buyer part numbers and any necessary lifting and handling information. Each shipment shall be accompanied by a packing slip which will include Buyer's part numbers, purchase order number, Seller's part number and the quantity shipped.


                                  Page 6 of 23


* Confidential information has been omitted and filed separately with the Commission.

         6.6 Drop Shipment. Buyer and Seller have agreed that Seller will drop ship the Deliverables as directed by Buyer in the shipping instructions, provided that each purchase order specifies only one shipping location.

7. MAINTENANCE AND POST-RELEASE TECHNICAL SUPPORT.

         7.l      Bug Fixes. With respect to any "bugs" which are discovered in any software contained in the Product ("Product Software") and which Seller and Buyer mutually determine require a fix, Seller covenants and agrees that it shall be solely responsible for correcting such bugs promptly (but in any event no later than [ * ] days after notification by Buyer) during the term hereof [ * ]. Any product upgrades or requests for changes to the Product Software to maintain compatibility with other products shall be governed by the Development Agreement.

         7.2 Support for Software Products. Seller shall maintain and make available to Buyer, commencing within [ * ] days after execution of this Agreement [ * ] ("Support Period"), an operational number to explain the use of the functions and features of the software contained in the Product Software, to provide system diagnosis (to determine whether failures are attributable to defects in any Product Software or the Product Software as incorporated, or used in conjunction with, Buyer's products) and for warranty service. Seller will maintain a database of all hotline activity related to the Product Software, which will be available to Buyer on a continuous basis in a mutually-agreed medium. Except when the nature of the support makes direct contact by Seller necessary, Buyer shall provide the interface to its retail dealers and other customers for all support and maintenance of the Product Software. For example, Seller shall furnish Buyer with MicroPress software patches, mutually agreed upon bug fixes and other modifications from time to time, together with reasonably detailed installation instructions, and Buyer shall generally be responsible for installing the same in the field population of the Products.

         7.3 Levels of Support. During the Support Period, Seller shall use commercially reasonable efforts to respond to, and to work diligently and continuously to correct, reproducible defects in the Product Software identified by Buyer, and/or by End User or Buyer's authorized vendor, within the following time periods (in working days):

Defect level      Description                                     Respond within    Correct within
------------      -----------                                     --------------    --------------
Critical          Product crashes under normal use                     [ * ]            [ * ]
                  or is unusable as a whole

Serious           Important product feature is unusable or             [ * ]            [ * ]
                  product performance is unacceptable

Minor             Less important product feature is unusable           [ * ]            [ * ]
                  or is resolvable by easy temporary customer
                  work around, or derogation in product
                  performance is slight.


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* Confidential information has been omitted and filed separately with the
  Commission.

In the event no correction is provided within the time period specified, Seller shall devote additional and/or more experienced personnel or consultants to address the needed correction as expeditiously as possible.

         7.4 Support for T/R Systems Hardware Products. Seller, or its authorized vendors, shall provide support directly to End Users pursuant to the software and hardware warranties, which shall be packaged, with the Products and is hereto attached as Schedule 4.

         7.5 Remedies. Buyer may, at its option, treat Seller's failure to comply in a material manner with Sections 7.1 through 7.5 above as a material breach of this Agreement and pursue termination as provided in Section 11.2 below.

         7.6 Professional Services. If requested by Buyer, and at Buyer's sole discretion, Seller agrees to provide consulting, installation, training, marketing, or technical support services (other than services to be performed [
* ] pursuant to this Section 7) in connection with the use, implementation, development and enhancement of the Products for the Buyer's products [ * ]. Seller shall provide Buyer with a minimum of thirty (30) days' notice prior to any increases in this rate. In connection with any on-site installation or training services requested by Buyer, Buyer shall also reimburse Seller at cost for its reasonable and customary out-of-pocket transportation and lodging expenses provided that such expenses are approved in advance by Buyer and are submitted with the proper documentation.

8. OWNERSHIP AND PROPRIETARY RIGHTS.

         8.1 Ownership. Seller represents and warrants that it owns all rights, title and interest in and to the Seller Intellectual Property Rights and the Deliverables as are necessary to sell the Deliverables and to grant the right and licenses granted by it under and pursuant to this Agreement. Seller further represents and warrants that as of the Effective Date of this Agreement, it does not know or have reason to believe that the Deliverables or Systems, or components thereof including software and related documentation to be provided by Seller hereunder infringe any U.S. or foreign patent, copyright, intellectual property or other proprietary right of any party. Seller further represents and warrants that it is not a party to any legal proceeding (and knows of no claim against it) in which such infringement is alleged.

         8.2 Proprietary Rights and Protection of Confidential Information. The parties acknowledge that the Confidential Information provided by the parties pursuant to this Agreement constitutes valuable trade secrets and/or confidential information of the disclosing party, ownership of which is not transferred by this Agreement. Ownership of all applicable copyrights, trade secrets, patents and other intellectual property rights in the Seller Intellectual Property Rights and the Deliverables shall remain vested in Seller. Title to all Seller Intellectual Property Rights and any derivative works thereof shall remain with Seller. No Confidential Information shall be disclosed to any third party whatsoever without the prior express written approval of the disclosing party, and all such Confidential Information shall be protected by the recipient party with at least the same diligence, care and precaution that the recipient party uses to protect its own confidential and trade secret information, but in no event less than reasonable care. Except as otherwise provided in a further written agreement between the parties, all tangible Confidential Information (including without limitation all equipment and other materials containing any Confidential

* Confidential information has been omitted and filed separately with the Commission.

Information) shall, immediately upon the disclosing party's request, be returned to the disclosing party, including any and all copies, translations, interpretations and adaptations thereof. Neither party shall use the Confidential Information except as required to fulfill the purposes of this Agreement. Buyer shall not remove Seller's copyright notices, restricted rights legends or any other notices from the Deliverables and such notices shall appear on all tapes, diskettes and other tangible media distributed by Buyer containing the Seller Intellectual Property Rights or constituting the Deliverables. Seller understands that Buyer may currently or in the future be developing information internally, or receiving information from other parties that may be similar to Seller's information. Nothing in this Agreement will prohibit Buyer from developing products, or having products developed for it, that compete with Seller's products, provided that in doing so, Buyer does not use or disclose Seller's Confidential Information

         8.3 Unauthorized Use or Copying. Except as expressly permitted hereunder, Buyer shall not copy, modify or reproduce the Deliverables in any way, nor shall it permit third parties to do so. Buyer agrees to provide reasonably requested cooperation to Seller, at Seller's expense, in any action relating to enforcement of Seller's proprietary rights.

         8.4 End User License. Any software included in or with the Systems is subject to license and not sale. Buyer shall distribute the software with Seller's standard software license agreement, which is attached hereto as
Schedule 3 ("EULA"). Such license agreement will be enclosed in the packaging or start-up screen of the System or software (i.e. a "shrink wrap" or "click-wrap" license). Neither Buyer nor its Customers shall have access to or rights in the software source code. Except as otherwise provided herein, neither Buyer nor its Customers or End Users shall have the right to copy, modify, reverse engineer, or disassemble any software or part thereof. Buyer shall make no representations or warranties on behalf of Seller. Buyer shall bind Seller to no representations Buyer makes to its Customers or End Users or other third parties regarding the Deliverables except as set forth in the applicable documentation therefor provided by Seller.

         8.5 Third Party Software. To the extent the software included within the Deliverables constitutes software or other technology rights owned by a third party and licensed to Seller, such software should be afforded the same protection by Buyer, as that of Seller's software.

         8.6 Security. The software included within the Deliverables will be protected by a security mechanism known as a "dongle." Buyer may copy the software for distribution with Seller supplying the "dongle" for the software for each System. Buyer shall not disable or provide to have disabled, the security mechanisms protecting the software.

9.  INDEMNIFICATION.

         9.1 General Indemnity Each party hereto (an "Indemnitor") shall, at its expense, indemnify, defend and hold the other party and its parent company, affiliate companies, subsidiary companies, and operating divisions (collectively, the "Indemnitees") harmless in connection with any claim, or in any suit or proceeding brought against or threatened against the Indemnitees or for injuries, losses, damages and expenses directly incurred by them based or arising from the failure of the Indemnitor to comply with any provisions of this Agreement or breach any representation of warranties provided for herein. Indemnitor shall be given sole control of the defense and settlement of such suit or proceeding. Indemnitees shall have the right, at their sole expense, to participate in the defense and settlement of any infringement suit or settlement thereof, and will provide reasonable assistance to Indemnitor at Indemnitor's expense as to out-of-pocket expenses reasonably incurred by Indemnitees as requested by Indemnitor, in connection

* Confidential information has been omitted and filed separately with the Commission.

with such claim, suit or proceeding. Indemnitor shall pay all costs (including reasonable attorney's fees) incurred by, all settlements agreed to, and all damages awarded against Indemnitees in respect of any such third party claim. If the sale or use of a Deliverable is enjoined Seller shall, at its sole expense, promptly (1) procure for Buyer the right to continue using the Deliverable (2) modify the Deliverable to avoid the claim of infringement so long as it performs in accordance with the specifications or (3) replace the Deliverable with a non-infringing compatible and functionally equivalent product.

         9.2 Infringement. Seller shall indemnify, defend and hold Buyer harmless from and against any and all liabilities, losses, damages, fees, costs and expenses, including without limitation reasonable attorneys' fees, incurred by Buyer resulting from a third party claim, suit, action or proceeding (a "Claim") alleging that the System, or any Deliverable contained therein, infringes a third party U.S. patent or copyright or misappropriates any third party's trade secrets; provided that Buyer (i) promptly notifies Seller in writing of such Claim; (ii) provides Seller sole control of the defense or settlement of such Claim; and (iii) provides Seller assistance at Seller's request and reasonable expense. Buyer may participate in the defense or settlement of the Claim at its own expense. If a final injunction is obtained against Buyer for use of the System, or any Deliverable, or if Seller reasonably believes that such injunction is likely, Seller will, at its option and its expense, either (i) procure for Buyer the right to continue using the infringing product, or (ii) modify the infringing product so that it becomes non-infringing. If in Seller's opinion either of the above is not commercially feasible, Buyer shall promptly cease selling Systems, as applicable, and Seller shall refund to Buyer an amount equal to the royalties paid by Buyer for the infringing Deliverable or amounts paid for the infringing units, depreciated on a five-year straight line basis, calculated backwards from the date of infringing event (i.e., payments made on the day of the infringing event would be refunded fully, and payments made five (5) years prior to the event would not be refunded at all, with a linear decrease in-between). Seller will have no liability or obligation to indemnify for any claim arising from (i) the combination of the System or any Deliverable with Buyer or third party materials or intellectual property, unless it is determined by a court of competent jurisdiction that the Deliverable is the infringing element of such Claim; (ii) the modification or translation of the System or any Deliverable; (iii) any use by Buyer of the Deliverable after Buyer becomes aware that the System or Deliverable may be infringing; or (iv) any Improvements created by a party other than Seller.

         9.3 Entire Liability. The foregoing provisions of this Section 9 state the entire liability and obligations of each party and the exclusive remedy of each party with respect to any alleged Intellectual Property Rights infringement or misappropriation by the System or any Deliverable.

         9.4 Insurance. Seller shall carry and maintain liability insurance coverage to satisfactorily cover its obligations under this Agreement. Upon Buyer's request, Seller shall provide Buyer with a Certificate of Insurance evidencing such coverage.

10. WARRANTY.

         10.1 Limited Warranty. Seller represents and warrants: (i) that for [ * ] the hardware components of each Deliverable shall perform substantially in accordance with the Specifications, and be free of defects in material and workmanship; and (ii) that with respect to software provided under this Agreement, [ * ] it shall perform substantially in accordance with the specifications set forth herein and be free of defects in material and workmanship. Seller shall, without charge to Buyer or Customer, within [ * ] days after receipt of returned Deliverables from Buyer, repair or replace and return, freight prepaid by

* Confidential information has been omitted and filed separately with the Commission.

Seller, any Product which is determined to be defective within this warranty period, provided:

                  (a) Buyer, or Customer, notifies Seller of the alleged defect prior to the expiration of the respective warranty period;

                  (b) Buyer, or Customer, obtains a Return Material Authorization (RMA) number from Seller before returning the defective Deliverables to Seller at Seller's expense; and

                  (c) The Product has not been damaged, subjected to misuse, abnormal operation, improperly altered or repaired or maintained in a manner which is reasonably determined to have adversely affected performance or reliability.

If any defects are found in the Deliverables even after the expiration of warranty period, the parties shall negotiate in good faith to decide which party will bear the expenses.

         10.2 Systemic Defect. "Systemic Defect" shall, as to the Deliverables, mean a Seller design or manufacturing defect of any type which occurs in identical or substantially similar form or from a substantially similar cause in at least five (5) percent or more units delivered in any particular sixty (60) day period, provided that the installed base is at least forty (40) units and such defect is identified by Buyer within three (3) years of delivery of such units to Buyer or Buyer's Customers, as the case may be. In the event of a Systemic Defect, Seller shall, at its expense, either (a) repair all affected Deliverables, or (b) replace all affected Deliverables. Seller shall not be required to cure any Systemic Defect for any Deliverables, which have been subjected to accident, negligence, misuse, alteration, modification or other extraordinary causes. In the event a Systemic Defect occurs within three
(3) years of delivery but at a rate of less than five percent (5%), Seller will discuss with Buyer the nature of the problem and what measures by Seller should appropriately be taken.

         10.3 Safety Hazard. "Safety Hazard" shall mean any mechanical, electrical, chemical or other feature of any Deliverables which is demonstrated in a clear and convincing manner to create an immediate and substantial risk of injury to persons and/or material damage to property, including to the Deliverables or to the environment. In the event the parties, or a governmental agency of competent jurisdiction, determines, that a Safety Hazard exists in the Product, Seller shall: (a) expeditiously develop and implement changes reasonably required to correct the Safety Hazard; (b) ensure that the Deliverables as modified conforms to the Specifications; (c) as soon as possible but not more than sixty (60) days after such determination, provide conforming replacement parts or replacement Deliverables as necessary to correct the failure in all affected Deliverables previously delivered to Buyer under this Agreement and reimburse Buyer for the reasonable costs of repairing or replacing the defective Deliverables in the installed base; and (d) implement corrective measures eliminating the Safety Hazard in all new Deliverables delivered to Buyer. Seller agrees to defend, indemnify and hold Buyer, its parent company, [subsidiaries, affiliates, and operating divisions, harmless from and against all liability, loss, damages, costs and expenses (including reasonable attorney's fees) in connection with any claim that the Product contains a Safety Hazard.

         10.4 Disclaimer of Warranties. EXCEPT FOR THE EXPRESS WARRANTIES PROVIDED IN THIS AGREEMENT, THE DELIVERABLES ARE PROVIDED, AND THE GRANT OF LICENSE AS TO THE LICENSED INTELLECTUAL PROPERTY RIGHTS IS MADE, "AS IS." Seller SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND

* Confidential information has been omitted and filed separately with the Commission.

FITNESS FOR A PARTICULAR PURPOSE AS TO ANY TERMS OR SERVICES PROVIDED UNDER THIS AGREEMENT.

         10.5 Damage Limitations. EXCEPT WITH RESPECT TO THEIR INDEMNITY OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS OR ANY COLLATERAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES ARISING OUT OF OR CONNECTED IN ANY WAY WITH THIS AGREEMENT. EXCEPT WITH RESPECT TO THEIR INDEMNITY OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY'S LIABILITY FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT EXCEED THE AMOUNT PAID TO Seller BY Buyer DURING THE [ * ] MONTHS PRECEDING THE DATE OF THE CLAIM MADE BY Buyer.

11. TERM AND TERMINATION.

         11.1 Expiration. This Agreement shall commence on the Effective Date and shall continue for an initial term of three (3) years. Thereafter, this Agreement shall be automatically renewed for additional terms of one (1) year unless either party serves written notice, at least ninety (90) days prior to the expiration of the initial term or any renewal term, of its intention not to renew.

         11.2 Termination by Either Party. This Agreement may be terminated by either party under any of the following conditions:

                  (a)      if the other party is declared insolvent or bankrupt;

                  (b) if a petition is filed in any court and not dismissed in ninety (90) days to declare the other party bankrupt or for a reorganization under the Bankruptcy Law or any similar statute;

                  (c) if a trustee in Bankruptcy or a receiver or similar entity is appointed for the other party; or

                  (d) if the other party commits a material breach (inclusive without limitation, any payment default) of this Agreement which remains uncured for more than thirty (30) days after written notice of such breach is given by the party not in breach.

         11.3 Duties Upon Termination. Upon termination, upon written request by the other party to do so, the parties shall return all Confidential Information, including all copies, together with any equipment, documentation or other assets provided by the other party. Obligations remaining executory as of the date of the termination or expiration of this Agreement or otherwise intended by the parties to survive the Term, including but not limited to warranty obligations, obligations to protect Confidential Information, obligations to indemnify and the obligation to pay amounts due and owing hereunder shall survive expiration or termination for any reason. The rights of any End Users who are parties to any EULA's will be unaffected by such termination or expiration. The distribution rights and related licenses shall be extended with respect to any Buyer inventory and Deliverables ordered by Buyer and accepted by Seller as of the date of termination, in order to allow Buyer to sell its remaining inventory; however, Buyer shall have no right to order any additional copies of the Deliverables after the termination or cancellation of the Agreement.

* Confidential information has been omitted and filed separately with the Commission.

12. REGULATORY AGENCY COMPLIANCE.

         All Products delivered hereunder, shall comply in all material respects with the requirements of any regulatory agency or other body, governmental or private, the government of the United States or any political subdivision thereof, including but not limited to agencies regulating product safety, prior to development, delivery or marketing of the Products in the United States, Puerto Rico, the territories and possessions of the United States. Examples of standards of which Seller shall be obligated to have the Products meet shall include Underwriters Laboratory ("UL") and the Canadian Standards Association ("CSA"). Seller, at its sole expense, will obtain all required agency certifications and approvals for the Products. Seller will further ensure that the Product remain compliant with those regulatory agency requirements.

13. COMPLIANCE WITH ENVIRONMENTAL LAWS.

         Seller represents and warrants to Buyer that upon and after the Effective Date of this Agreement, Seller will not provide any Product to Buyer which has come into physical contact with: (i) a Class I substance, as defined in Section 611 of the Federal Clean Air Act (the "Act"), during any portion of the manufacturing process; or (ii) a Class II substance, as defined in the Act and Title 40, Code of Federal Regulations, Section 82 (the "Code"), during any portion of the manufacturing process, where there has been a determination by the U.S. Environmental Protection Agency that there is a substitute product or manufacturing process for such Product which does not rely on the use of such Class II substance, that reduces overall risk to human health and the environment, and that is currently or potentially available, in accordance with the Code.

14. GENERAL.

         14.1 Force Majeure. Neither party shall be liable for any delay or failure in performance under this Agreement resulting directly or indirectly from acts of God, or any causes beyond its reasonable control. In the event of any delay or anticipated delay by a party in the performance of its obligations hereunder due to any causes beyond its reasonable control, that party shall immediately notify the other in writing of such delay, setting forth the causes therefor and the estimated duration thereof. Should a delay in performance by any party continue or reasonably be expected to continue for a period of longer than sixty (60) days, then the other party may terminate this Agreement and/or any Orders, in whole or in part, by written notice to the other party, without any further cost or obligation of the other party.

         14.2 Jurisdiction and Venue. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ALL DISPUTES HEREUNDER SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, EXCEPT ITS CONFLICT OF LAW RULES. THE PARTIES HEREBY AGREE THAT THE SUPREME COURT OF THE STATE OF NEW YORK AND/OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SHALL HAVE JURISDICTION AND VENUE OVER ANY CONTROVERSIES, PROCEEDINGS, OR DISPUTES IN CONNECTION WITH THIS AGREEMENT. THE PARTIES EXCLUDE IN ITS ENTIRETY THE APPLICATION TO THIS AGREEMENT OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

         14.3 Entire Agreement. This Agreement, including the Schedules and Exhibits attached hereto, constitutes the entire agreement between the parties with respect to this subject matter and supersedes all

* Confidential information has been omitted and filed separately with the Commission.

previous proposals, both oral and written, negotiations, representations, writings and all other communications between the parties. This Agreement may not be released, discharged, or modified except by an instrument in writing signed by the parties.

         14.4 Independent Contractors. It is expressly agreed that Buyer and Seller are acting hereunder as independent contractors. Under no circumstances shall any of the employees or agents of one party be deemed the employees or agents of the other for any purpose.

         14.5 Notice. All notice under this Agreement shall be in English, in writing, and sent by registered or certified air mail, postage prepaid, return receipt requested, by private courier delivery service, or by facsimile (with a copy sent by air mail) addressed to the parties at the addresses set forth herein or such other address of which either party may advise the other in writing in accordance with this Article. Notice shall be deemed given on the earlier of the date of receipt or ten (10) days after dispatch if sent by mail or telecopier and on the date of delivery if sent by courier. All legal notices shall be sent to Buyer at One Canon Plaza, Lake Success, NY 11042, Attn: Steven
B. Becker, Associate General Counsel.

         14.6 Assignment. The purported delegation or assignment by either party of any or all of its duties, obligations or rights under this Agreement, except for right to receive a payment in money, without the prior written consent of the other shall be void.

         14.7 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any remaining part or provision of this Agreement.

         14.8 Waiver. No waiver by any party hereto of any breach of any provisions hereof shall constitute a waiver of any other term of this Agreement unless made in writing signed by such party.

         14.9 Other Distribution. Nothing in this Agreement shall be deemed to preclude Seller from distributing or licensing Deliverables and the Licensed Intellectual Property Rights, as it deems appropriate, or from appointing others to do so, in or outside of the Territory.

         14.10 Publicity. Seller shall not disclose, advertise, or publish the existence or the terms or conditions of this Agreement, financial or otherwise, without the prior written consent of Buyer. Seller may be required to file a version of this Agreement, with material items redacted, including without limitation, pricing terms, with the United States Securities and Exchange Commission. Seller shall provide Buyer with a courtesy copy of such redacted version and notice of filing.

15. INTERNATIONAL MATTERS.

         15.1 Export License. Buyer shall be exclusively responsible for the procurement and renewing of all export or import licenses required under United States or any foreign law for the export or import of the Deliverables or the value added products and shall pay all costs and other expenses in connection with such procurement and renewal. Seller shall provide Buyer with assistance and relevant documentation reasonably requested by Buyer in conjunction with the procurement and renewing of export or import licenses.

         15.2 Export Assurance. Regardless of any disclosure made by Buyer to Seller of any ultimate

* Confidential information has been omitted and filed separately with the Commission.

destination of a Deliverable or any System assembled using same, Buyer shall not export or re-export directly or indirectly the Deliverable or any System assembled using same, without first obtaining the required written approval or export license, if any, to do so from the United States Department of Commerce or any other agency of the U.S. Government having jurisdiction over such transaction. Buyer hereby assures Seller that it does not intend to nor will it knowingly, without the prior written consent, if required, of the Office of Export Administration of the U.S. Department of Commerce, transmit or ship the Deliverable or any System assembled using same, directly or indirectly, to any country as to which such export is made unlawful as provided in laws or by regulations issued by the U.S. Department of Commerce, or other such regulations as may be adopted from time to time.

         15.3 Compliance with Local Laws. Buyer shall be exclusively responsible at its own expense for compliance with all local laws relating to a Deliverable or any System assembled using same, in the countries in which Buyer licenses or markets same. Seller agrees to provide, upon request by Buyer or applicable government agency, such supporting documentation as shall demonstrate compliance with applicable laws and regulations by the Deliverable or System.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by a duly authorized representative as of the date set forth above.

T/R SYSTEMS, INC.                         CANON U.S.A., INC.



By: /s/ Michael E. Kohlsdorf              By: /s/ Ryoichi Bamba
    ------------------------                  ------------------------

Title: President and Chief                Title: Sr. Vice President &
         Executive Officer                         General Manager
       ---------------------                     ---------------------

Date:  March 11, 2002                     Date:  April 8, 2002
       ---------------------                     ---------------------

* Confidential information has been omitted and filed separately with the Commission.

                                   SCHEDULE 1

                      PRODUCT SPECIFICATIONS AND PRICE LIST

                                      [ * ]

* Confidential information has been omitted and filed separately with the Commission.

                                   SCHEDULE 2

             Post-Release Technical Support Program and Related Fees
                           Effective February 1, 1999

                                   Daily Rates

         Trainer (On-site)                  $[ * ]
         Engineer                           $[ * ]
         Senior Engineer                    $[ * ]
         Managing Engineer                  $[ * ]
         Executive Engineer                 $[ * ]

Notes: Does not include travel and living expenses.

* Confidential information has been omitted and filed separately with the Commission.

                               [TR SYSTEMS LOGO]

                                   SCHEDULE 3

              T/R SYSTEMS MICROPRESS(R) SOFTWARE LICENSE AGREEMENT

This Software License Agreement enumerates the terms and conditions upon which T/R Systems, Inc., grants use of the MicroPress software programs ("Software") and MicroPress documentation ("Documentation") to the end-user of the MicroPress digital printing system. T/R Systems, Inc., the owner and licensor of the Software and Documentation, is referred to as "Licensor", and the end-user and purchaser of the MicroPress(R) system is referred to as the "User".

1. LICENSE. Licensor is the exclusive owner of the Software and Documentation. Licensor grants to User, and User accepts, a non-exclusive license to use the Software and Documentation.

User's right to use the MicroPress Software and Documentation under this Agreement is called the "License." Software means the computer programs included within the MicroPress digital printing system being sold to User contemporaneously with delivery of this Agreement (the "Purchased MicroPress"). Documentation means any user manual and other materials provided User relating to the Software.

2. AUTHORIZED USER. User alone has the right to use the Software and Documentation. User may not allow another person or entity to use the Software or Documentation, except to the extent permitted by Section 4 of this Agreement.

3. AUTHORIZED USE. User may use the Software and Documentation only with the MicroPress digital printing system at User's principle place of business. User may not use the Software in respect of any other printers or any other equipment whatsoever.

Without T/R Systems' prior express written consent, User may NOT (a) copy the Software, (b) copy the Documentation, other than for its internal use; (c) decompile, disassemble, reverse engineer, or cross-compile the Software or seek to do any of the foregoing; (d) merge or embed the Software into another program; or (e) modify or alter the Software or Documentation, or (f) install the Software on any equipment outside its principal place of business.

4. ASSIGNMENT. User may assign the License to another person, but ONLY if (a) prior written approval is obtained from the Company, (b) the assignment is for the remainder of the License term, (c) User delivers all of the Software and Documentation to the assignee, (d) the assignee delivers the Software License Agreement in this form in favor of Licensor, (e) the entire Purchased MicroPress system is transferred and delivered to the assignee and (f) the assignee agrees in writing with T/R Systems to be bound by the terms hereof.

When User assigns this License, User's right to use the Software and Documentation ends. User may not assign the License or direct product of the Software or Documentation to persons located in certain countries specified by the United States Export Administration Act.

* Confidential information has been omitted and filed separately with the Commission.

5. TERM. The License is effective for a term coincident with use of the Purchased MicroPress. Licensor may terminate the License if User violates this Agreement. User must then return the Software and the Documentation and all copies thereof to Licensor.

6. LICENSOR'S RIGHTS. Licensor's Software and Documentation contain confidential unpublished information protected by copyright, trade secret, trademark and patent laws. User may not disclose the Software or Documentation to others, or remove or alter Licensor's ownership and copyright notices on the Software, Purchased MicroPress or the Documentation. User must prevent any unauthorized use, copying, or disclosure of the Software and Documentation. These obligations survive any termination or the License.

7. INFRINGEMENT. User shall promptly notify Licensor if any party makes a claim against User that the Software or Documentation infringes its rights. If User gives Licensor sufficient notice and such claim of infringement is deemed by Licensor to represent a bona fide claim, Licensor will at its option defend, settle or compromise such claim. Licensor may at its option make the Software and Documentation non-infringing, obtain for User the right to use the Software and Documentation, or give User an appropriate refund based on the depreciated value of the Software and the Documentation. This is User's sole remedy in the event of a claim of infringement.

8. LIMITED WARRANTY AND DISCLAIMER OF OTHER WARRANTIES AND LIABILITIES. Licensor warrants that the Software will be free of material defects for a period of ninety (90) days immediately following the date of delivery. Without limiting the generality of the foregoing, Licensor shall not have any responsibility for any third party products, service, hardware, software or other items provided with or incorporated into the MicroPress digital printing system.

EXCEPT FOR THE LIMITED WARRANTY DESCRIBED ABOVE, THERE ARE NO WARRANTIES, EITHER EXPRESSED OR IMPLIED, FOR THE SOFTWARE OR DOCUMENTATION, WHICH ARE LICENSED TO USER "AS IS." LICENSOR EXPRESSLY DISCLAIMS ANY WARRANTY AS TO PERFORMANCE OF THE SOFTWARE OR AS TO RESULTS USER MAY OBTAIN FROM IT. LICENSOR ALSO EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

IN NO EVENT SHALL LICENSOR, OR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION, OR DELIVERY OF THE SOFTWARE OR DOCUMENTATION, BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES WHETHER ARISING IN CONTRACT OR IN TORT RESULTING FROM THE USE OF THE SOFTWARE OR DOCUMENTATION OR ARISING OUT OF ANY BREACH OF ANY WARRANTY. IN NO EVENT SHALL THE LICENSOR'S LIABILITY TO USER FOR DAMAGES OF ANY NATURE EXCEED THE TOTAL CHARGES PAID FOR THE SOFTWARE OR DOCUMENTATION BY THE USER.

9. GENERAL. This Agreement shall be governed by the laws of the State of Georgia and the United States. If, notwithstanding the foregoing choice of law, the law of another jurisdiction is applied to this Agreement, then any term of this Agreement found to be inconsistent with such law shall automatically be deemed to be revised to the limited extent necessary to comport with such law without affecting any of the remaining terms. Any waiver by Licensor of a breach of this Agreement shall not constitute a waiver

* Confidential information has been omitted and filed separately with the Commission.

of any later breach. No legal action arising out of this Agreement may be commenced by User more than one year after the cause of action has accrued. In any legal action to enforce this Agreement, the prevailing party shall be entitled to recover reasonable expenses and attorneys' fees.

This Agreement represents the entire and complete agreement between the parties hereto, and supersedes any prior agreement, oral or written, and any other communications between the parties on the Software and Documentation. This Agreement will be effective upon delivery of the MicroPress digital printing system together with the License Software and Documentation.

T/R Systems, Inc.
1300 Oakbrook Drive
Norcross, GA  30093

* Confidential information has been omitted and filed separately with the Commission.

                                   SCHEDULE 4
                        T/R SYSTEMS MICROPRESS FOR CANON
                          ANNUAL MAINTENANCE AGREEMENT

         Equipment Location (The End User)                                     Billing Address
-----------------------------------------------------------------------------------------------------------------------------------
Company                                                               Reseller or End User

-----------------------------------------------------------------------------------------------------------------------------------
Address                                                               Address

-----------------------------------------------------------------------------------------------------------------------------------
City                                   State       Zip                City                                State        Zip

-----------------------------------------------------------------------------------------------------------------------------------
Contact                                                               Contact

-----------------------------------------------------------------------------------------------------------------------------------
E-mail address:                                                       E-mail address:

-----------------------------------------------------------------------------------------------------------------------------------
Telephone                           Fax                               Telephone                        Fax

-----------------------------------------------------------------------------------------------------------------------------------
         Reseller Address
-----------------------------------------------------------------------------------------------------------------------------------
Company                                                               Contact

-----------------------------------------------------------------------------------------------------------------------------------
Address                                                               E-mail address:

-----------------------------------------------------------------------------------------------------------------------------------
City                                   State       Zip                Telephone                         Fax

-----------------------------------------------------------------------------------------------------------------------------------

Maintenance Price:                    (based on its term)             Sales Rep:
                   -------------------                                           ---------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
         Terms
-----------------------------------------------------------------------------------------------------------------------------------
Agreement commences on the date of execution of this agreement by an authorized representative of T/R SYSTEMS.

   CHECK ONE->     [ ] REGISTERING FOR MAINTENANCE FOR 1 UNIT

                   [ ] REGISTERING MAINTENANCE FOR MULTIPLE UNITS

-----------------------------------------------------------------------------------------------------------------------------------
         Statement of Equipment Operability
-----------------------------------------------------------------------------------------------------------------------------------

I certify that the equipment described below is fully operational on the signature date of this agreement. Fully operational means that the equipment
"powers on" and performs all functions described in the equipment operator guide(s).

-----------------------------------------------------------------------------------------------------------------------------------
         MODEL OR DESCRIPTION               DONGLE #/SERIAL #                                 INSTALL DATE         PRICE
                                                    (Found in PSM/Help/About)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   $
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   $
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   $
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   $
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         SUBTOTAL  $
                                                                                                                   ----------------
                                                                                                        SALES TAX  $
                                                                                                                   ----------------
                                                                                                            TOTAL  $
                                                                                                                   ----------------

You (the Reseller or End user) are required to submit your completed Maintenance Agreement to T/R Systems via fax to 603-849-7769 to be eligible for the terms of this agreement. T/R Systems agreement obligations are limited to the terms set forth:

T/R SYSTEMS provides an initial 12-month purchased Maintenance Agreement that begins on the date that the system was shipped from T/R Systems, Inc. For future years, an Annual Maintenance Agreement must be purchased in order to receive support. If an Annual Maintenance Agreement is not renewed when the initial Maintenance Agreement expires, you are subject to billable support and prorated fees until an Annual Maintenance Agreement is purchased.

ANNUAL MAINTENANCE AGREEMENT TERMS

T/R SYSTEMS will provide to you, the End user, with:

* Confidential information has been omitted and filed separately with the Commission.

1. Unlimited telephone support from 8 am (EST) to 6 pm (EST) Monday through Friday at 800-649-5819. After-hours emergency support is available via pager at the same number.

2. MicroPress software upgrades for End users covered under this Agreement (UPGRADES MUST BE REQUESTED BY THE CUSTOMER; THEY ARE NOT AUTOMATICALLY SHIPPED).

3.       A warranty against defects in materials and workmanship.

4. If a material defect is discovered in the MicroPress during the period this Agreement is in effect, T/R SYSTEMS will repair or replace the MicroPress with either new or refurbished replacement parts at no charge. If T/R SYSTEMS is unable to restore the product to good working order after a reasonable number of attempts, T/R SYSTEMS will, at its discretion, replace the MicroPress.

5. Important Note: You (the End user) must contact T/R SYSTEMS Technical Support for instructions and authorization before you install any third party software or hardware on the MicroPress. Failure to do so may void the terms of this Agreement.

To obtain service under this agreement, you (the End user) must do the following:

1. Contact T/R SYSTEMS Technical Support at - 800-649-5819. Describe your problem in full to a Technical Support representative. The Technical Support representative will attempt to resolve your problem over the phone. If the Technical Support Representative determines the MicroPress needs to be serviced by a technician, and it is a material defect or a problem covered under this Agreement, the MicroPress should be returned to T/R SYSTEMS, at your expense, for service. You will be given a Return Merchandise Authorization number (RMA) to place on the box before shipping it to us.

2. If the MicroPress is returned to T/R SYSTEMS for service, you may be charged a service fee under the following conditions:

         a. damage was found to be caused by accident, abuse, misuse, misapplication (this includes upgrading, installing, or reinstalling any operating system, or removing files or hardware from the MicroPress), or damage caused by inadequate packaging; or

         b.       no trouble with the MicroPress can be found.

This Agreement applies only to software and hardware products manufactured by or for T/R SYSTEMS that can be identified by the T/R SYSTEMS trademark, trade name, or MicroPress logo affixed to them. Any Agreement on third party hardware, including monitors, or software installed by T/R SYSTEMS on the MicroPress product or sold along with the MicroPress product, is provided by the hardware or software vendor, not T/R SYSTEMS. T/R SYSTEMS does not warrant any products that are not T/R SYSTEMS products.

This Agreement does not apply if:

         1. damage is caused by accident, abuse, misuse, or misapplication, or service (including upgrades and expansions) performed by anyone who is not an T/R SYSTEMS Authorized Service Provider;

         2. the product has been modified without written permission of T/R SYSTEMS;

         3.       any T/R SYSTEMS serial number has been removed or defaced; or

This Agreement covers:

1.       All hardware (except monitors) installed and/or shipped from T/R
         SYSTEMS;

2. Functionality of software as installed on the MicroPress when shipped from T/R SYSTEMS;

3. Functionality of peripheral items (keyboard, mouse, CD-ROMs, etc.) included in the product shipped from T/R SYSTEMS;

4. Billable on-site assistance with correcting problems after installing MicroPress updates if the correct procedures were followed and only if T/R SYSTEMS Technical Support cannot resolve the problem over the phone
         - please note: On-Site assistance is based on availability and the cost is $125 per hour plus travel expenses;

5. Billable on-site assistance with correcting problems after installing third party software if the procedures have been followed and the software is on the approved list and only if T/R SYSTEMS Technical Support cannot resolve the problem over the phone. On-Site assistance is based on availability and the cost is $125 per hour plus travel expenses.

This Agreement does NOT cover:

1.       Color calibrations;

2. Installation or training on optional items, additional memory, hardware, etc.;

3.       Installation of third party software;

4. Service on a MicroPress that is damaged due to End user installing a new version of an operating system;

5. Repair/service on a MicroPress that is damaged due to End user installing new hardware (such as a modem, sound card, SCSI card, etc.);

6. Repair/service on a MicroPress that is damaged due to End user installing third party software (MS Office, CorelDraw, MS Publisher, etc.) that is not on our approved software list and for which the End user did not first contact T/R SYSTEMS Technical Support for authorization and/or procedures;

7.       Re-training of employees

8.       Support of computers (Macintosh or PC) that are not the MicroPress;

9. Service or support if MicroPress is damaged due to customer removing or deleting files, or removing or attempting to remove hardware unless instructed to do by an T/R SYSTEMS Technical Support representative.

In the event any equipment covered by this agreement is moved to a different location, T/R SYSTEMS must be notified in writing to ensure continuous service coverage.

THE WARRANTY AND REMEDIES SET FORTH ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHERS, WHETHER ORAL OR WRITTEN, EXPRESSED, IMPLIED OR STATUTORY. T/R SYSTEMS SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION,

* Confidential information has been omitted and filed separately with the Commission.

WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT AND THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION. No T/R SYSTEMS dealer, agent, or employee is authorized to make any modification, extension, or addition to this Agreement.

T/R SYSTEMS IS NOT RESPONSIBLE FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY BREACH OF WARRANTY, OR ANY OTHER LEGAL THEORY, INCLUDING, BUT NOT LIMITED TO LOST PROFITS, DOWNTIME, GOODWILL, BUSINESS INTERRUPTION, WORK STOPPAGE, LOSS OF BUSINESS INFORMATION, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL OR PECUNIARY DAMAGES OR LOSSES OCCASIONED BY THE USE OF OR INABILITY TO USE THE MICROPRESS. DAMAGE TO OR REPLACEMENT OF EQUIPMENT AND PROPERTY, AND ANY COSTS OF RECOVERING, REPROGRAMMING, OR REPRODUCING ANY PROGRAM DATA STORED IN OR USED WITH T/R SYSTEMS'S PRODUCTS.

Some jurisdictions do not allow the exclusion or limitation of incidental or consequential damages or exclusions of implied warranties, so the above limitations or exclusions may not apply to you. This Agreement gives you specific legal rights, and you may also have other rights that vary from jurisdiction to jurisdiction.

MicroPress is a registered trademark of T/R Systems, Inc.

END USER AUTHORIZATION                                                T/R SYSTEMS AUTHORIZATION
-----------------------------------------------------------------------------------------------------------------------------------
Name (Please print clearly)                                           Name (Please print clearly)

-----------------------------------------------------------------------------------------------------------------------------------
Signature                                                             Signature

-----------------------------------------------------------------------------------------------------------------------------------
Date and Title                                                        Date and Title

-----------------------------------------------------------------------------------------------------------------------------------
Commencement Date                                                     Expiration Date

-----------------------------------------------------------------------------------------------------------------------------------

* Confidential information has been omitted and filed separately with the Commission.